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                                                                   Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in Peoples Energy Corporation and PEC Funding Trust I's Form S-3 Registration Statement dated March 20, 2002, of our report dated October 26, 2001 (except with respect to the matter discussed in Note 19, as to which the date is December 11, 2001) included in Peoples Energy Corporation's Form 10-K for the year ended September 30, 2001 and to all references to our Firm included in this Registration Statement.






Arthur Andersen LLP


Chicago, Illinois
March 20, 20002